Exhibit 99.1

Execution Version

FirstEnergy Solutions Corp., et al.

Amended and Restated Settlement Terms

July 31, 2018

On March 31, 2018 (the “Petition Date”), FirstEnergy Solutions Corp. (“FES”), FirstEnergy Nuclear Operating Company (“FENOC”) and each of their respective direct and indirect subsidiaries (collectively, the “Debtors”) commenced voluntary chapter 11 cases (the “Chapter 11 Cases”) in the bankruptcy court for the Northern District of Ohio (the “Bankruptcy Court”). On April 20, 2018, (a) FirstEnergy Corp. (“FE”) and its affiliates and subsidiaries other than the Debtors (collectively, with FE, the “FE Non-Debtor Parties”), (b) the ad hoc group of holders (the “Ad Hoc Noteholder Group”) of certain pollution control revenue bonds supported by notes issued by FirstEnergy Generation LLC (“FG”) and FirstEnergy Nuclear Generation LLC (“NG”) and certain unsecured notes issued by FES, and (c) the ad hoc group of Bruce Mansfield certificate holders (the “Mansfield Group” and, together with the Ad Hoc Noteholder Group, the “Supporting Creditors”) agreed on certain settlement terms that represented an agreement in principal between FE and the Supporting Creditors with respect to a settlement and compromise (the “Original Settlement”) of claims and causes of action between (i) the Debtors, on the one hand, and (ii) the FE Non-Debtor Parties, on the other hand. In addition, the Mansfield Group’s support for the settlement set forth herein is subject to and conditioned upon the ultimate implementation of the agreement between the Mansfield Group and the Ad Hoc Group concerning the treatment of certain Mansfield-related claims set forth on the term sheet attached hereto as Exhibit A (the “Mansfield Settlement”).

On July 31, 2018, the Debtors and the Official Committee of Unsecured Creditors (the “Committee” and with the Debtors, the FE Non-Debtor Parties and the Supporting Creditors, the “Parties”) agreed to join the Original Settlement in consideration of certain modifications thereto (the “Modified Settlement”) which have been accepted by the FE Non-Debtor Parties and the Supporting Creditors. The material terms and conditions of the Modified Settlement are set forth herein and shall be incorporated into a settlement agreement consistent with the terms herein and otherwise in form and substance reasonably acceptable to the Parties (the “Modified Settlement Agreement”).

Notwithstanding anything herein to the contrary, the Debtors have determined that the resolution of the Mansfield IT Claims (as defined in the Mansfield Settlement) set forth in the Mansfield Settlement is fair and reasonable and in the best interests of the Debtors’ estates to the extent such resolution is incorporated into a broader restructuring agreement acceptable to the Debtors, including, without limitation, a chapter 11 plan for the Debtors that is supported by the Debtors, the Mansfield Group and the Ad Hoc Group. The Debtors shall engage in good faith negotiations with the Mansfield Group (i) with respect to the resolution of all issues relating to the Leveraged Lease Transaction and the Mansfield ITs’ interests in Unit 1 of the Bruce Mansfield facility (other than the allowance of the Mansfield IT Claims), including without limitation, any issues related to operation of the facility and insurance proceeds from the January 2018 fire and (ii) concerning a proposed chapter 11 plan for the Debtors, and a related restructuring support agreement, that incorporates the treatment of the Mansfield IT Claims set forth in the Mansfield Settlement. Further, the Debtors and the FE Non-Debtor parties shall use commercially reasonable efforts to provide all priority documents relating to the Mansfield IT Claims to the Committee by August 24, 2018 to assist the Committee in evaluating the reasonableness of the Mansfield Settlement.; provided, however, that nothing herein shall prejudice the rights of the Committee or any other party to the Mansfield Protocol (as defined herein) to seek production of documents in addition to the priority documents relating to the Mansfield IT Claims, in each case in accordance with the terms of the Mansfield Protocol.

Execution Version

The Modified Settlement is subject to: (i) approval by the FE, Allegheny Energy Supply Company, LLC (“AES”), and the Debtors’ boards of directors, (ii) acceptable documentation in definitive agreements, and (iii) Bankruptcy Court approval.

The Debtors shall seek Bankruptcy Court approval of the Modified Settlement via a motion pursuant to Federal Rule of Bankruptcy Procedure 9019 (the “9019 Motion”). The Parties shall finalize all documents related to the Modified Settlement, and the Debtors shall file the 9019 Motion, no later than August 24, 2018. The Debtors will obtain an order from the Bankruptcy Court approving the Modified Settlement no later than September 25, 2018. The date upon which the Bankruptcy Court enters an order approving the 9019 Motion shall be referred to herein as the “Settlement Effective Date.”

For the avoidance of doubt, nothing in this Term Sheet or the Modified Settlement determines, or will determine, the allocation of value under a plan of reorganization or liquidation of the Debtors, and all rights are reserved with respect to those issues.

THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER OR A LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY, NOR DOES IT CONSTITUTE AN OFFER OF SECURITIES OR A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF ANY CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.

Execution Version

Business Operations

The Modified Settlement shall set forth the material terms of the separation of the Debtors and their businesses from the FE Non-Debtor Parties and their affiliates and subsidiaries other than the Debtors and shall provide for, among other things, the following items, certain of which may be documented in ancillary agreements: (i) FE, FirstEnergy Service Company (“FESC”) and the Debtors, in consultation with the Supporting Creditors and the Committee, will enter into a maintenance agreement, pursuant to which FESC will continue to provide the Debtors with those services necessary to maintain plant substations, (ii) the FE Non-Debtor Parties will agree to assume any leasehold interests and permitting requirements with the State of Ohio with respect to the ATSI breakwater project at the Eastlake facility, (iii) the transfer to FG on the date that a plan of reorganization or liquidation consistent with this Modified Settlement becomes effective upon its own terms (the “Plan Effective Date”), of all properties at the Hollow Rock impoundment related to the W.H. Sammis facility that are still in the name of Ohio Edison (“OE”), (iv) FG will transfer the permit related to the North Park impoundment facility to OE (to the extent such permit is transferable), (v) the FE Non-Debtor Parties and the Debtors shall enter into good-faith negotiations on the terms and conditions of leases, easements, rights of way or other property rights for any properties necessary for the Debtors or reorganized Debtors, as applicable, to continue to conduct their operations in the ordinary course of business, (vi) the FE Non-Debtor Parties shall respond to reasonable information requests from the Debtors and in connection with the Debtors’ planning activities to operate their businesses on a standalone basis, and (vii) the FE Non-Debtor Parties will, upon the request of the Debtors, cooperate in good faith and document any other arrangements that the Debtors determine are necessary to operate on a standalone basis (such cooperation shall be on a commercially reasonable basis, which may include the incurrence of unreimbursed de minimis expenses (or additional costs to the extent reimbursed by the Debtors) by the FE Non-Debtor Parties, and shall not require the FE Non-Debtor Parties to undertake any action that will cause an adverse effect on, or result in a loss of rights without adequate consideration to, the FE Non-Debtor Parties). The parties to such ancillary agreements will agree upon mutually acceptable consideration for the foregoing, as applicable. A separation agreement between the Debtors and the applicable FE Non-Debtor Parties shall be negotiated, executed and delivered on or prior to the Plan Effective Date in form and substance reasonably acceptable to the Debtors, in consultation with the Supporting Creditors and the Committee, and the FE Non-Debtor Parties (the “Separation Agreement”). Failure to enter into the Separation Agreement shall give rise to a termination event under the Modified Settlement.

The Modified Settlement shall also establish a committee of personnel and/or advisors of the Debtors and the FE Non-Debtor Parties to determine, review and address issues that arise related to the separation of the Debtors and their businesses from the FE Non-Debtor Parties and to implement the separation; and the parties shall agree to work in good faith to effectuate the separation. The Debtors shall consult with the advisors to the Committee and the Supporting Creditors with respect to the matters addressed by the business separation committee.

Execution Version

New FE Notes

On the Plan Effective Date, and in consideration for the Releases described herein, FE will issue notes (“New FE Notes”) to the Debtors calculated as set forth below and with such other terms and conditions as follows:

•  The principal amount of the New FE Notes shall be $628 million less the amount, if any, of cash paid by FE to the Debtors under the intercompany tax sharing arrangement for the tax benefits related to the sale or deactivation, and received by the Debtors prior to or on the Plan Effective Date (defined below), of all or any portion of a nuclear or fossil plant, excluding the West Lorain Plant (the “Adjustment Amount”), it being understood that no losses related to any such sale or deactivation prior to the Effective Date have been included in the calculation of the principal amount of the New FE Notes as of the date hereof. All amounts due under the New FE Notes will be due and payable regardless of whether or not FE realizes such benefits. Should a sale or deactivation occur, a summary of the calculation of the Adjustment Amount shall be provided to the Parties at least fourteen (14) days prior to the Plan Effective Date, or as soon as reasonably practicable in the event the sale closes within fourteen (14) days of the Plan Effective Date, and, in the event the Adjustment Amount or the calculation thereof is not acceptable to one or more of the Parties, the Modified Settlement final documentation shall provide for a means of dispute resolution.

•  If the Adjustment Amount so paid to the Debtors on or prior to the Plan Effective Date is equal to or greater than $628 million, then no New FE Notes will be issued.

•  On the Plan Effective Date, FE shall make a cash payment to the Debtors (the “Upfront Payment”) in an amount equal to the difference, if any, between the principal amount of the New FE Notes and the market price of the New FE Notes (as determined in reference to the yield curve of FE’s issued and outstanding senior notes (the “Existing FE Notes”) and agreed to among the Parties, while comparing the terms of the New FE Notes to the terms of the Existing FE Notes using customary market practices).

•  The principal amount of New FE Notes issued shall (i) bear a fixed interest rate equal to the then current yield for U.S. Government Treasury securities with the most comparable maturity date, interpolated based on customary market practice and (ii) be due December 31, 2022 (the “Maturity Date”), and (iii) be redeemable at par plus accrued interest at any time without premium or penalty.[1]

•  The New FE Notes will rank equally and ratably in right of payment with, and will have non-economic terms materially consistent with, the Existing FE Notes, and may be issued under an existing indenture for the Existing FE Notes.

[1]

The intent is that the coupon and due date will cause the New FE Notes to trade at par, and to ensure that the market value of the New FE Notes, when combined with (i) any Adjustment Amount and (ii) any Upfront Payment, as noted in this paragraph, be $628 million.

Execution Version

•  FE shall use commercially reasonable efforts, at its own expense, to (i) cause the New FE Notes at issuance to be assigned a rating by at least two nationally-recognized credit rating agencies, which ratings shall be at the same level or higher than the ratings assigned by such agencies to the Existing FE Notes and (ii) promptly upon the Plan Effective Date, file one or more registration statements that will provide for (a) the registration of the issuance of the New FE Notes by FE on the Plan Effective Date, (b) an A/B exchange offer of identical securities (other than with respect to registration rights) promptly after the Plan Effective Date in accordance with standard market practice and/or (c) the establishment of a resale shelf to become effective promptly after the Plan Effective Date and remain effective until (i) the New FE Notes are no longer restricted in accordance with the U.S. Securities Act of 1933, as amended and (ii) all of the New FE Notes have been transferred by the selling noteholders named therein; provided, that in clauses (b) and (c) above, FE’s obligations referred to in this clause (ii) will be subject to standard “blackout” and other registration rights terms, including FE’s right to suspend its obligations hereunder for up to 90 days after the Plan Effective Date for customary reasons related to, among other things, the material completeness and accuracy of the information to be included or incorporated by reference in any such registration statement prospectus or prospectus supplement.

•  The New FE Notes will be issued to the Debtors, and the Debtors may distribute the New FE Notes under a plan of reorganization or liquidation.

Cash Payment	On the Plan Effective Date, and in consideration for the Releases described herein, FE will make a cash settlement payment of $225 million to the Debtors, which amount shall not be subject to setoff or reduction. The Debtors may distribute the Cash Payment under a plan of reorganization or liquidation.

Execution Version

Sale Process

Commencing on the Settlement Effective Date, and in consideration for the Releases described herein:

•  Sale of the Retail Book Assets. In connection with the sale of the Debtors’ Retail Book Assets, FE and FESC reaffirm each of their commitments contained in that certain letter agreement, dated July 12, 2018, by and among FESC, FE and FES.

•  Other Asset Sales. The applicable FE Non-Debtor Parties shall cooperate with the Debtors, or reorganized Debtors, as applicable, in their efforts to maximize the value realized from any sale process conducted by the Debtors by agreeing, among other things, to (i) participate in any ancillary transactions (on a commercially reasonable basis, which may include the incurrence of unreimbursed de minimis expenses (or additional costs to the extent reimbursed by the Debtors) by the FE Non-Debtor Parties, and shall not require the FE Non-Debtor Parties to undertake any action that will cause an adverse effect on, or result in a loss of rights without adequate consideration to, the FE Non-Debtor Parties) reasonably necessary to consummate the transactions contemplated by the sale processes, (ii) assist in obtaining any required consents, waivers or approvals related to the transactions contemplated by the sale processes, and (iii) make FE and FESC personnel available to facilitate diligence and as otherwise necessary in furtherance of the Sale Process and the transactions contemplated thereby.

•  Regulatory Exception: Notwithstanding the above, the FE Non-Debtor Parties shall not be required to take any action, or omit to take any action, that would violate applicable law or any regulatory obligation.

Tax Sharing Agreement	The FE Non-Debtor Parties and the Debtors will perform under the Intercompany Tax Sharing Agreement with respect to all periods or portions thereof ending on or before the Plan Effective Date. Under no circumstances shall FE take any action to terminate the Intercompany Tax Sharing Agreement prior to the Debtors’ emergence from chapter 11. On the Plan Effective Date, the FE-Non Debtor Parties will, in consideration for the Releases described herein, waive the 2017 overpayment that is due from any of the Debtors and reverse the purchase of NOLs booked in the Non-Utility Money Pool on or about March 16, 2018 for approximately $88 million related to Q1 and Q2 2018 estimated payments under the Intercompany Tax Sharing Agreement. On the Plan Effective Date, the FE Non-Debtor Parties will guarantee the purchase of at least as many of the Debtors’ 2018 NOLs as would result in a payment of $66 million under the Intercompany Tax Sharing Agreement (the “$66 Million Floor”) for tax year 2018. The FE Non-Debtor Parties will perform under the Intercompany Tax Sharing Agreement for tax year 2018, but shall not guarantee the amount of purchased NOLs for tax year 2018 except for the $66 Million Floor. Thus, to the extent reimbursement for the FE Non-Debtor Parties’ actual use of the Debtors’ NOLs is less than the $66 Million Floor for tax year 2018, the FE Non-Debtor Parties shall provide the Debtors with the difference between $66 million and the amount of the Debtors’ NOLs actually purchased for such tax year.

Execution Version

FE shall perform under the Intercompany Tax Sharing Agreement consistent with historical practice and shall not take any action, or refrain from taking any action, with the primary purpose of reducing payments to the Debtors for the use of Debtor losses under the Intercompany Tax Sharing Agreement, provided, however, that the FE Non-Debtor Parties will not be prohibited from taking any action, or refraining from taking any action, necessary to preserve $628 million of value for the worthless stock deduction. For the avoidance of doubt, the act of taking the worthless stock deduction, pursuant to the terms of the Modified Settlement, shall not be considered an action whose primary purposes is to reduce the payments to the Debtors for the use of Debtor losses under the Intercompany Tax Sharing Agreement.

Prior to the Plan Effective Date, FE and the Debtors shall enter into an amended tax matters agreement governing the rights and obligations of each party thereto with respect to certain tax matters and provide for, among other things:

•  The FE Non-Debtor parties will, with the Debtors’ review and consultation, timely prepare the US federal income tax returns reflecting the Debtors’ membership in the FE consolidated tax group, as well as any and all state and local income or franchise/use tax returns for any tax period ending on or before the Plan Effective Date, provided, however, that the FE Non-Debtor Parties shall not be required to take any action, or omit to take any action, that results in an adverse effect to any of the FE Non-Debtor Parties.

•  That the FE Non-Debtor Parties shall not take a worthless stock deduction in respect of a date prior to the Plan Effective Date.

•  FE shall perform under the Intercompany Tax Sharing Agreement consistent with historical practice and shall not take any action, or refrain from taking any action, with the primary purpose of reducing payments to the Debtors for the use of Debtor losses under the Intercompany Tax Sharing Agreement, provided, however, that the FE Non-Debtor Parties will not be prohibited from taking any action, or refraining from taking any action, necessary to preserve $628 million of value for the worthless stock deduction. For the avoidance of doubt, the act of taking the worthless stock deduction, pursuant to the terms of the Modified Settlement, shall not be considered an action whose primary purposes is to reduce the payments to the Debtors for the use of Debtor losses under the Intercompany Tax Sharing Agreement.

•  The Parties shall cooperate on developing an exit strategy that minimizes adverse tax consequences to the reorganized Debtors and their stakeholders, provided, however, that the FE Non-Debtor Parties shall not be required to take any action, or omit to take any action, that results in an adverse effect to any of the FE Non-Debtor Parties.

•  FE shall cooperate with reasonable tax diligence inquiries from the Debtors and the Supporting Creditors regarding historical intercompany tax issues and tax consequences of different chapter 11 exit structures, including in connection with the Sale Process.

Execution Version

Pleasants Asset Transfer

Prior to or on the Plan Effective Date (but subject to the conditions described below), and in consideration for the Releases described herein, AES will transfer all of its right, title and interest in the Pleasants Power Plant and related assets to the Debtors’ estates (which transfer may be to a newly established special purpose entity) while retaining the liabilities set forth below, in each case subject to the terms and conditions of the Pleasants Agreement (as defined below), which shall contain customary agreed-upon limits for AES’ indemnity obligations in both amount and duration (with any credit support as may be agreed to by the Parties):

•  If the Plan Effective Date does not occur prior to January 1, 2019 (the “Transfer Date”), the Debtors shall accept the transfer of actual ownership or beneficial ownership (through a lease, cost-based power purchase agreement, or other mutually agreed upon arrangement) of the Pleasants Power Plant. The Debtors and AES may agree to a Transfer Date that is earlier than January 1, 2019. In the event the Transfer Date occurs, the transfer of actual ownership shall occur no later than the Plan Effective Date, subject to the satisfaction of the applicable conditions to the transfer of ownership of the plant to the Debtors set forth in the Pleasants Agreement.

•  AES and the Debtors shall enter into an asset transfer agreement with respect to the Pleasants Power Plant (the “Pleasants Agreement”), which shall contain terms and conditions, including representations, covenants, closing conditions and indemnities, that are customary for the purchase and sale of supercritical coal-fired power plants between merchant generators. The obligation of the Debtors to enter into the Pleasants Agreement is subject to completion of due diligence of the Pleasants Power Plant to the reasonable satisfaction of the Debtors, with such diligence to be completed by not later than August 24, 2018. In the event that the Debtors inform AES that they do not intend to enter into the Pleasants Agreement on or before August 24, 2018, AES shall use commercially reasonable efforts to sell the Pleasants Power Plant to a third party, with the net proceeds of such sale to be paid over to the Debtors.

•  AES shall perform, or cause to be performed, in accordance with merchant generator practice and consistent with past practice, the scheduled November 2018 outage at Pleasants Power Plant (the “Outage”). AES will be responsible for the first $11 million of costs related to the Outage incurred after the Settlement Effective Date. To the extent there are excess costs related to the Outage, such excess costs, up to an aggregate of $25 million (inclusive of the $11 million referenced herein) shall be shared equally by the Debtors and AES.

•  AES shall retain all of its liabilities under environmental laws (excluding any post-transfer changes thereto) with respect to its ownership and operation of Pleasants Power Plant to the extent that such liabilities are based on facts or circumstances occurring prior to the Transfer Date (and if occurring or arising only in part on or after the Transfer Date, only to the extent of such part); provided, however, that such liabilities include the closure and remediation of McElroy’s Run Impoundment except as a result of the Debtors’ violation of environmental laws; provided, further, that such liabilities exclude (i) all liabilities arising on or after the Transfer Date to comply with environmental permits and environmental laws (including any post-transfer changes thereto) with respect to the Pleasants Power Plant, including, but not limited to, those with respect to Effluent Limit Guidelines and (ii) any obligation to contribute to post-Transfer Date capital expenditures in connection with AES’ retained liabilities.

Execution Version

•  Debtors shall assume all of the liabilities under environmental laws with respect to the ownership and operation of Pleasants Power Plant to the extent that such liabilities are based on facts or circumstances occurring on or after the Transfer Date; provided, that such liabilities shall include all liabilities arising on or after the Transfer Date to comply with environmental permits and environmental laws (including any post-transfer changes thereto) with respect to the Pleasants Power Plant, including, but not limited to, those with respect to Effluent Limit Guidelines.

•  AES shall retain all of its liabilities with respect to coal supply contracts for the Pleasants Power Plant entered into by AES prior to the Transfer Date; provided, however, prior to the completion of the transfer, the Debtors shall enter into good faith negotiations with AES’ coal supply contract counterparties for the purchase of coal for the Pleasants Power Plant to mitigate any of AES’ damages under such coal supply contracts.

•  In the event that the Debtors decide to pursue a sale of the Pleasants Power Plant to a third party prior to the Transfer Date, AES and FE agree to cooperate with the Debtors in connection with any such sale, including by transferring ownership of the Pleasants Power Plant and related assets directly to a third party purchaser, provided that the liability of AES and FE in connection with any such sale is not greater than the liabilities AES and FE would have incurred in connection with a transfer of the Pleasants Power Plant to the Debtors as contemplated hereby.

Shared Services Agreement

In consideration for the Releases described herein, FESC, FES and FENOC shall enter into one amended and restated services agreement (the “Amended SSA”) for: (a) that certain Service Agreement, dated April 25, 2011, by and among FESC, FES, FG, on behalf of itself and its subsidiaries, and NG (the “FES Shared Services Agreement”); and (b) that certain Service Agreement, dated June 1, 2003, by and among FESC, FENOC and GPU Nuclear, Inc. (the “FENOC Shared Services Agreement” and, collectively with the FES Shared Services Agreement, the “Shared Services Agreements”).

The term (“Term”) of the Amended SSA shall be as follows: the Amended SSA shall commence and be effective upon Settlement Effective Date and shall terminate (the “Termination Date”) on the earlier of (i) the failure by the Debtors to cure any material payment default under the Amended SSA after 30 days’ written notice of the occurrence of such default or (ii) June 30, 2020; provided, however, that the Debtors or reorganized Debtors, as applicable, shall have the right to terminate the Amended SSA on 90 days’ prior written notice to FESC. During the Term of the Amended SSA, the calculation of the “multi-factor all” allocation method shall be the same calculation that was utilized by FESC in March 2018.

Execution Version

After the Settlement Effective Date, the Debtors may reduce the levels of Services provided for under the Amended SSA only upon 90 days’ notice to FESC (such notice, a “Notice of Reduction”), at a reasonable cost reduction by function mutually agreed upon by the Debtors, or reorganized Debtors, as applicable, and FESC, and not to exceed what would have otherwise been calculated for that function utilizing the March 2018 “multi-factor all” allocation factors. For the avoidance of doubt, the Debtors must wait at least 30 days following a Notice of Reduction before sending FESC any further Notice of Reduction.

FESC shall provide the Debtors with a credit in the amount of up to $112.5 million for certain charges incurred for services provided under the Shared Services Agreement from the Petition Date through December 31, 2018.

FESC shall waive any amount owed by the Debtors for amounts due under the Shared Services Agreements prior to the Petition Date. All other payments shall be timely made and not subject to setoff.

None of the FE Non-Debtor Parties agrees to provide any transition services to any third party buyers of all or substantially all of FES or FENOC’s assets, unless otherwise expressly agreed to by the applicable FE Non-Debtor Party.

Concurrently with the execution of the Amended SSA, FESC, FES and FENOC shall enter into an agreement among themselves regarding the services that FES and FENOC historically provide to FESC and its non-Debtor affiliates, the term of which shall be the same as the Term of the Amended SSA.

FE, solely as agent of FES, will provide reasonable cooperation and coordination on regulatory and governmental matters. The cost of such services shall not be billed back to the Debtors under the Shared Services Agreements.

Execution Version

Standstill Agreement; Cessation of Mansfield-Related Litigation

The Standstill Agreement shall be extended through the earlier of Plan Effective Date or the termination of the Modified Settlement, and modified as follows:

•  Section 2(e) shall be replaced in its entirety with the following: “The Supporting Parties shall use commercially reasonable efforts to support the Modified Mansfield Resolution, and shall not support or vote in favor of, or directly or indirectly encourage any other entity to support or vote in favor of, any resolution or treatment of the Mansfield IT Claims and/or other matters addressed in the Modified Mansfield Resolution that is inconsistent with the terms of the Modified Mansfield Resolution.”

In addition, the Debtors, the Committee and the Supporting Creditors agree that the Joint Stipulation Concerning Rejection of Rejected Operative Documents, Schedule and Protocol for Determination of Claims of Mansfield Parties, and Other Matters Related to Bruce Mansfield Unit 1 (as amended, modified and/or supplemented prior to the date hereof, the “Mansfield Protocol”) shall be modified to extend the litigation timetable for the Mansfield Adversary Proceeding (as defined in the Mansfield Protocol) on terms set forth in Exhibit B hereto, which timetable may be extended in accordance with the terms of the Mansfield Protocol.

Waiver of FE Claims against the Debtors

On the Plan Effective Date, in consideration for the Releases described herein, each of the FE Non-Debtor Parties will release any and all prepetition claims against the Debtors except for any claims under the Tax Sharing Agreement for tax year 2018. In addition, the FE Non-Debtor Parties will also release the following postpetition claims:

•  Any postpetition claims under the FE/FES intercompany revolver and related surety bond credit support issued under that certain FE/FES Credit Agreement dated as of December 6, 2016, including, without limitation, any claims for postpetition interest;

•  any postpetition claims related to the settlement of claims arising from that certain rail transportation contract with BNSF and CSX;

•  any postpetition claims of AES against FES in respect of the AES and FES intercompany note, including, without limitation, any claims for postpetition interest; and

•  any postpetition claims arising from FE’s ownership interests in Mansfield 2007 Trust F, including, without limitation, any tax or other indemnity claims arising from the rejection of the Mansfield Unit 1 lease documents.

On or before the later of (i) September 15, 2018, and (ii) the date that is ten (10) days prior to the hearing to approve the Modified Settlement, FE shall provide the Parties with written notice of any postpetition claims against the Debtors that (i) are $4,000,000 or more individually, (ii) are outside of the ordinary course of dealings with the Debtors, and (iii) are known to FE as of July 31, 2018.

Execution Version

In connection with their equity ownership of Mansfield 2007 Trust F and in furtherance of the waiver of any claims arising therefrom, the applicable FE Non-Debtor Parties shall (i) cooperate with the relevant Parties with respect to any ancillary transactions (on a commercially reasonable basis, which may include the incurrence of unreimbursed de minimis expenses by the FE Non-Debtor Parties, and shall not require the FE Non-Debtor Parties to undertake any action that will cause an adverse effect on, or result in a loss of rights without adequate consideration to, the FE Non-Debtor Parties taking into account the other terms and conditions of the Modified Settlement) reasonably necessary to consummate the transactions contemplated by the Mansfield Settlement, including transfer of ownership and control over Unit 1 of the Bruce Mansfield facility to the Debtors (or any other entity to whom the parties agree to) on the Plan Effective Date, and (ii) assist in obtaining any required consents, waivers or approvals related to such transactions contemplated by the Mansfield Settlement.

In addition, on the Plan Effective Date, the FE Non-Debtor Parties will waive and release all Employee Related Claims (as defined below), whether arising prepetition, postpetition or post-Plan Effective Date, except as expressly provided for herein.

Notwithstanding the entry of an order by the Bankruptcy Court establishing a bar date for filing proofs of claim applicable to the FE Non-Debtor Parties, the FE Non-Debtor Parties shall not be required to file proofs of claim by such bar date for any prepetition and/or administrative expense claims being waived and/or released by the FE Non-Debtor Parties under the Modified Settlement unless (i) the Settlement Effective Date does not occur by September 30, 2018 or such other date to which the Debtors and FE shall agree or (ii) if the Settlement Effective Date occurs, the Modified Settlement is terminated prior to the Plan Effective Date. If either (i) or (ii) in the preceding sentence were to occur, the deadline by which the FE Non-Debtor Parties must file proofs of claim in order for such proofs of claim to be deemed timely filed shall be 30 days from and after the date of such occurrence.

Releases	On the Settlement Effective Date and subject to the conditions below, each of the Parties hereto (other than the FE Non-Debtor Parties) shall release (the “Party Release”) the FE Non-Debtor Parties and each of their respective current and former officers, directors, members, shareholders employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, members and professionals) in their capacity as such (collectively, the “FE Released Parties”) of and from all past and present claims, liabilities and causes of action, whether known or unknown, contingent or unliquidated, that could be asserted against any of the FE Released Parties by any of the Parties (other than the FE Non-Debtor Parties) based on or relating to, or in any manner arising from, in whole or in part, the Debtors. However, for the avoidance of doubt, each member of the Committee in its individual capacity shall not be considered a Party to this agreement that is releasing any liability owed to it by any entity (including, but not limited to, the FE Non-Debtor Parties).

Execution Version

Any plan of reorganization or liquidation shall provide release provisions for the benefit of the (i) Debtors, (ii) the Supporting Creditors, (iii) the Committee, and (iv) each of their respective current and former officers, directors, shareholders, members, employees, advisors attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, members and professionals), to the extent permitted by applicable law.

The Party Release shall be subject to Bankruptcy Court approval (solely with respect to the Debtors and the Committee), and: (a) revocable by the Debtors, in consultation with the Committee and the Supporting Parties, upon the occurrence of a material default under the Modified Settlement Agreement by the FE Non-Debtor Parties (subject to cure and notice periods which shall be included in the Modified Settlement Agreement) (“Default Scenario”); and (b) automatically revoked upon a proper termination of the Modified Settlement Agreement by the FE Non-Debtor Parties due to the Debtors’ inability to satisfy or obtain waivers of any conditions precedent to the FE Non-Debtor Parties performance under the Modified Settlement Agreement (“Condition Failure Scenario”). The Modified Settlement Agreement shall contain mutually agreeable milestones by which the FE Non-Debtor Parties must waive or exercise termination with respect to any Condition Failure Scenario.

The Modified Settlement Agreement shall include dispute resolution procedures and provide that the Bankruptcy Court shall have exclusive jurisdiction to adjudicate any dispute under the Modified Settlement Agreement. The revocation of the Party Release under the Default Scenario may only occur after compliance with such dispute resolution procedures which shall provide for among other things, expedited consideration of such dispute. Nothing herein shall preclude the Debtors from seeking specific performance or any other remedies against the FE Non-Debtor Parties in the event of a default under the Modified Settlement Agreement. In the event the Debtors are awarded specific performance, the Party Releases shall survive upon completion of the FE Non-Debtor Parties’ obligations under the Modified Settlement Agreement.

The plan of reorganization or liquidation shall include provisions that release the FE Released Parties of and from all past and present claims, liabilities and causes of action, whether known or unknown, contingent or unliquidated, that could be asserted against the FE Released Parties by any of the Debtors or their shareholders or creditors, effective as of the Plan Effective Date (the “Plan Release”). The order approving such plan and Plan Release shall be among the conditions precedent to FE Non-Debtor Parties’ obligation to pay or perform the obligations specified in the Modified Settlement that are due on the Plan Effective Date. Such condition precedent will not be satisfied until the order approving such plan and Plan Release is a Final Order (as such term will be defined in the Modified Settlement Agreement). Failure to meet such conditions shall constitute a Condition Failure Scenario and entitle the FE Non-Debtor Parties to terminate the Modified Settlement Agreement.

Execution Version

Upon the occurrence of the Condition Failure Scenario, the FE Non-Debtor Parties shall additionally be entitled to reimbursement on a superpriority administrative basis for the actual costs of goods and services provided to the Debtors under this Modified Settlement pursuant to a methodology and limiting procedure to be set forth in the Modified Settlement Agreement.

In the event that either (i) the Plan Effective Date does not occur by June 30, 2020 or (ii) the Chapter 11 cases convert to cases under chapter 7 of the Bankruptcy Code, the FE Non-Debtor Parties may complete all remaining performance (except to the extent any performance is tendered by the FE Non-Debtor Parties but not accepted by the Debtors or any successor to the Debtors) pursuant to this Modified Settlement Agreement and, upon doing so, shall be entitled in return to performance due under the Modified Settlement including the Party Releases. For clarification, under such circumstances FE shall be required to perform all obligations under the Modified Settlement, including the payment of cash and the FE Notes related obligations.

Employee Matters

The FE Non-Debtor Parties shall agree to the following employee-related items. Nothing herein is intended to create any additional right or claims to coverage, including premium subsidies, or to create any vested right to such benefits for current retirees under any Health Care Plan(s) (as defined below) that do not otherwise currently exist. Such retirees will, at all times, be subject to the terms and conditions of such Health Care Plan(s) including, per the specific terms of the Health Care Plan(s), the reservation of the right by FE of the complete discretion to amend or terminate such Health Care Plan(s) or the access to such Health Care Plan(s).

Pension, EDCP, LTIP, Group Life, Frozen and Banked Vacation and Retiree Medical

•  Except with respect to the FE LTIP, from and after the Plan Effective Date, FE will pay all employee-associated claims and guarantees for the Debtors’ current and former employees as and when such obligations become due and payable under the applicable plan documents solely for (i) pension benefits under the FE Master Pension Plan, (ii) deferred compensation, supplemental pension and all other employee benefits provided under the FirstEnergy Corp. Amended and Restated Executive Deferred Compensation Plan Effective as of November 1, 2015, as amended, (iii) the 2016-2018 cycle of the LTIP awarded by FE, (iv) claims for retiree group life insurance provided under the FirstEnergy Corp. Group Life Plan (or similar predecessor plans) for employees of the Debtors who have retired on or before the Plan Effective Date, (v) frozen and banked vacation in accordance with the terms of such benefit plans and if applicable, collective bargaining agreements, and (vi) claims, including opt-out payments and runoff or termination claims, related to retiree medical and prescription drug benefits or premium subsidies (“Retiree Medical Subsidies”) under the FirstEnergy Corp. Health Care Plan and any similar plans sponsored by FirstEnergy Corp. (any such plans, the “Health Care Plan(s)”) with respect to

Execution Version

any employees of the Debtors who have retired on or prior to the Settlement Effective Date, but only to the extent the Retiree Medical Subsidies are specifically provided for under a Health Care Plan and any retiree medical and prescription drug benefits and premium subsidies payable to current and future retirees under union sponsored plans under the collective bargaining agreements between FirstEnergy Nuclear Operating Company and International Brotherhood of Electric Workers, Local Union 29 and between Cleveland Electric Illuminating Company, FirstEnergy Service Company, First Energy Nuclear Operating Company, and FirstEnergy Generation, LLC and Utility Workers Union of America, AFL-CIO, Local Union 270 (the employee obligations described in clauses (i)-(vi) shall be referred to herein as “Certain Employee Related Obligations”). With respect to the 2016-2018 cycle of the FE LTIP, FE will pay the amounts which become vested as of March 1, 2019 to the participating employees of the Debtors no later than March 15, 2019.

Employee Retention and Severance Programs

•  Voluntary Enhanced Retirement Option (“VERO”). To the extent the Debtors elect to undertake any workforce reduction, other than with respect to FENOC employees, prior to the Plan Effective Date, FE will pay only for the costs of the temporary pension enhancement portion of any VERO offered (capped at $1,500 per month per employee until age 65 or a minimum of two years) in connection with such workforce reduction (for employees aged 58 by 12/31/2019). Any VERO can be offered in accordance with the above terms any time prior to the Plan Effective Date but after January 1, 2019.

Employee Pension Plans

•  Pension Bridge. In 2017 FE put in place a “Pension Bridge,” under which an employee between the age of 50 and 55 who is terminated only because the assets in his or her business unit were sold will have his or her pension bridged. FE will continue the Pension Bridge through December 31, 2020, and expand the Pension Bridge to cover employees between the age of 50 and 55 who are terminated only because the assets in his or her business unit were transferred. For the avoidance of doubt, an emergence from chapter 11 shall not alone constitute a termination of an employee. To the extent a plan amendment is required to effectuate the foregoing, no amendment to the pension plan shall be required if (i) otherwise prohibited by law or regulation or (ii) tax counsel to FE determines in its reasonable judgment such amendment would jeopardize the plan’s tax qualified status. In the event of (i) or (ii) in the preceding sentence, FE will continue the Pension Bridge through December 31, 2020, only for employees between the age of 50 and 55 who are terminated only because the assets in his or her business unit were sold.

Execution Version

•  SERP/Cash Balance Pension Plan. From and after the Plan Effective Date, FE will pay all of the amounts as and when due and payable to current and former employees of the Debtors who participate in either the Supplemental Executive Retirement Plan (“SERP”) or the Cash Balance Pension Plan under the terms of the plan documents.

Miscellaneous Employee Benefits

•  Health Care Runoff Claims. If the Debtors cease to participate in the Health Care Plans, FE and FESC will not charge the Debtors for any costs relating to the Health Care Plans with respect to employees and former employees of the Debtors from and after such date, including any amounts for incurred but not reported claims incurred up to and including the date that the Debtors ceased participation in the Health Care Plans (“Healthcare Runoff Costs”).

•  Consolidated Omnibus Budget Reconciliation Act (“COBRA”) Benefits. When the Debtors cease to participate in the Health Care Plans, FE and FESC will not charge, except for any indirect costs relating to Human Resources management services pursuant to the Amended SSA, the Debtors, as opposed to any current or former employees of the Debtors for any costs relating to the administration of COBRA with respect to the Debtors’ current and former employees.

•  Welfare and Benefit Plan Administration. When the Debtors cease to participate in any welfare or benefit plan or program administered by FE or FESC, FE and FESC will not charge, except for any indirect costs relating to Human Resources management services pursuant to the Amended SSA, the Debtors for any costs relating to the administration of any such plan or program from and after the applicable date of cessation of participation with respect to the Debtors’ current or former employees (“Welfare and Benefits Plan Administration Costs”).

•  Miscellaneous Employee Benefit Programs. When the Debtors cease to participate in the miscellaneous employee benefit programs available to all employees of FirstEnergy,[2] FE and FESC will not charge, except for any indirect costs relating to Human Resources management services pursuant to the Amended SSA, the Debtors for any costs relating to such miscellaneous employee benefit programs from and after the applicable date of cessation of participation with respect to employees and former employees of the Debtors from and after such date, including any amounts relating to the period up to and including the date that the Debtors ceased participation in the employee benefits programs (“Miscellaneous Employee Benefits Programs Costs”).

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The Debtors participate in the following miscellaneous employee benefit programs: (i) the Adoption Assistance Program; (ii) the FirstEnergy Employee Educational Assistance Plan; (iii) the Healthy Living Wellness Program; and (iv) the Work/Life Employee Assistance Program.

Execution Version

Employee Related Claims

•  “Employee Related Claims” means all claims against the Debtors and the reorganized Debtors with respect to the Certain Employee Related Obligations, the FE employee benefit plans and any other plan documents under which the Certain Employee Related Obligations arise, the VERO, the Pension Bridge, the SERP, the Cash Balance Pension Plan, Healthcare Runoff Costs, COBRA benefits, Welfare and Benefits Plan Administration Costs, and Miscellaneous Employee Benefits Costs.

Collective Bargaining Agreements & PBGC

•  With respect to any existing collective bargaining agreement under which a Debtor and a non-Debtor FE affiliate or affiliates are signatory employers, FESC and the applicable FE Non-Debtor Party shall work cooperatively with the Debtors to separate such existing collective bargaining agreement with the applicable union into separate collective bargaining agreements, provided, however, such cooperation shall be on a commercially reasonable basis, which may include the incurrence of unreimbursed de minimis expenses (or additional costs to the extent reimbursed by the Debtors) by the FE Non-Debtor Parties, and shall not require the FE Non-Debtor Parties to undertake any action that will cause an adverse effect on, or result in a loss of rights without adequate consideration to, the FE Non-Debtor Parties. Additionally, FESC and the applicable FE Non-Debtor Parties shall work cooperatively with the Debtors in the Debtors’ defense of any claims or actions asserted by the PBGC, including by providing any necessary information or documents to the Debtors, provided, however, such cooperation shall be on a commercially reasonable basis, which may include the incurrence of unreimbursed de minimis expenses (or additional costs to the extent reimbursed by the Debtors) by the FE Non-Debtor Parties, and shall not require the FE Non-Debtor Parties to undertake any action that will cause an adverse effect on, or result in a loss of rights without adequate consideration to, the FE Non-Debtor Parties.

Execution Version

EXHIBIT A

Final Version

Agreed Terms of Resolution of Mansfield IT Claims

The ad hoc group of holders of the 6.85% pass-through certificates (the “Mansfield Certificateholders Group”) issued in connection with the Bruce Mansfield Unit 1 leveraged lease transaction (the “Leveraged Lease Transaction”) and the ad hoc group of holders of pollution control and corporate notes (the “Ad Hoc Noteholder Group” and, together with the Mansfield Certificateholders Group, the “Parties”) hereby agree to support a resolution of claims (the “Mansfield IT Claims”) held by Wilmington Savings Fund Society, FSB in its capacity as lease indenture trustees under the Bruce Mansfield leveraged lease documents (the “Mansfield ITs”) on the terms set forth herein, subject to acceptable documentation in definitive agreements. This agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties, and is protected by Federal Rule of Evidence 408 and all other applicable statutes or doctrines protecting the use or disclosure of confidential settlement discussions.

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Treatment of the Undivided Interest: In consideration of the treatment of the Mansfield IT Claims set forth herein, the following property shall be deemed and treated as unencumbered property of the Debtors’ estates: (a) the 93.825% undivided interest in Unit 1 of the Bruce Mansfield Facility that is the subject of the Leveraged Lease Transaction and (b) any and all insurance proceeds to which the Mansfield ITs might otherwise be entitled on account of its rights under the Leveraged Lease Transaction.

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Claim Amount: The Mansfield IT Claims will be allowed in the amount of $786,763,400, i.e., the outstanding amount of principal and accrued interest on the pass-through certificates as of the petition date (the “Allowed Mansfield IT Claims”).

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Liable Debtors and Priority: The Allowed Mansfield IT Claims will be allowed as unsecured claims against each of FirstEnergy Generation, LLC (“FG”), FirstEnergy Nuclear Generation, LLC (“NG”), and FirstEnergy Solutions Corp. (“FES”), as unsecured claims.

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Support Obligations: The proposal set forth herein shall be incorporated into a chapter 11 plan and/or settlement pursuant to Bankruptcy Rule 9019, in each case reasonably acceptable to the Parties and the Mansfield ITs (such a plan or settlement, including all exhibits and supplements thereto, an “Acceptable Plan”). The Parties shall use best efforts to negotiate, and cause the Debtors and the Official Committee of Unsecured Creditors (the “UCC”) appointed in the Debtors’ cases to become party to, a restructuring support agreement (the “RSA”) pursuant to which the Parties, the Debtors, and the UCC agree to support confirmation or approval of such Acceptable Plan, subject to the terms and conditions set forth in the RSA.

Execution Version

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Sharing of BMU1C Recovery: The Parties agree that any recovery to the Mansfield ITs on account of the Mansfield IT Claims against BMU1C shall be shared pro rata by the Mansfield ITs and the holders of unsecured pollution control notes and FES corporate bonds, based on the proportion that the allowed amounts of each of the Mansfield IT Claims (as allowed pursuant hereto), on the one hand, and unsecured pollution control notes and FES corporate bonds, on the other, in each case against FES, bear to the aggregate allowed amount of Mansfield IT Claims, unsecured pollution control notes and FES corporate bonds at FES.

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Treatment of Secured PCN Claims: The Parties agree that to the extent that an Acceptable Plan includes a chapter 11 plan of reorganization that includes the continued ownership by the reorganized Debtors of the generating assets of FG and/or NG, the PCNs secured by such assets shall be paid in full (which payment may be in the form of replacement notes or reinstatement of the PCNs). The Parties shall work in good faith to incorporate into an Acceptable Plan mutually agreeable terms consistent with this provision.

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Litigation Standstill: The Parties agree that upon the effectiveness of the RSA, the parties thereto shall cease and desist from any and all ongoing litigation activities, including activities contemplated by the Mansfield Issues Protocol, with respect to the allowance and priority status of the Mansfield IT Claims, except to the extent the Mansfield IT Claims are the subject of an objection or other litigation at such time or thereafter.

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Capital Support: The Parties agree that any capital or credit support for regulatory obligations required in respect of the nuclear assets owned by NG shall, to the extent not required or used for such purpose, be made available for distribution to the Debtors’ existing unsecured creditors (whether or not such distribution occurs prior to, upon, or after the Debtors’ emergence from chapter 11). The Parties shall work in good faith to incorporate into an Acceptable Plan mutually agreeable terms consistent with this provision.

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Coordination: The Mansfield Certificateholders Group and Ad Hoc Noteholder Group agree to reasonably cooperate and coordinate in negotiations with the Debtors and the Committee on all material issues concerning the Debtors’ restructuring, including, without limitation, pursuit of a chapter 11 plan, material asset sales, exit financing, claims resolution, and valuation matters

Exhibit B

Schedule

Date	Description

June 1, 2018	Deadline to file Mansfield Parties’ proofs of claims concerning rejection of the Rejected Operative Documents

August 24, 2018	Deadline to substantially complete priority document discovery (it being understood that all Parties will produce responsive materials on a rolling basis in advance of such date as provided in paragraph 12 of this Stipulation and Protocol)

September 28, 2018

Deadline for Debtors to file the Mansfield Adversary Proceeding Complaint, if necessary in light of the Proposed Mansfield IT Claims Settlement

Deadline to file objection(s) to the Mansfield Parties’ proofs of claim,[3] if necessary in light of the Proposed Mansfield IT Claims Settlement

October 12, 2018	Fact witness depositions commence. Deposition notices or subpoenas to be served not fewer than 14 days before deposition date.

December 12, 2018	Deadline to complete fact discovery

February 14, 2019	Deadline to complete expert discovery.[4]

February 15, 2019	Deadline for commencement of mediation with respect to the Mansfield Claims and the Mansfield Adversary Proceeding.

March 15, 2019	Mediation terminates, subject to reasonable extension by the Mediator

[3]	With the exception of MetLife’s proofs of claim, as provided in footnote 3 and Exhibit 4
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The Parties shall meet and confer on or before December 31, 2018, and shall work in good faith effort to agree upon a schedule for identification of experts, submission of expert reports, and expert depositions.

Execution Version

March 29, 2019, or two weeks after termination of the Mediation, whichever is later.

In the event that mediation does not result in a resolution of the Mansfield Claims and the Mansfield Adversary Proceeding, deadline for the Parties to jointly propose to the Bankruptcy Court a schedule for additional expert discovery, applicable briefing, and hearing.

In the event that the Parties, after good faith efforts, cannot reach agreement on one or more aspects of the schedule, the Parties shall seek the Bankruptcy Court’s assistance via preliminary conference or other mechanism.

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